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                                                                     EXHIBIT 4.7

CERTIFICATE NO. 0033                                               7,500 SHARES



                               WARRANT CERTIFICATE
                                  M/A/R/C INC.


         This certifies that THOMAS VACCHIANO, JR. (Social Security Number ###-##-####), or registered assigns, is the registered owner of SEVEN THOUSAND FIVE HUNDRED (7,500) WARRANTS, each of which entitles the owner to purchase from M/A/R/C Inc., a Texas corporation (the Company), or from its successors, at any time after August 31, 1999, and prior to 5:00 p.m. (Dallas, Texas time) on January 21, 2004, at the office or offices of the Company designated for that purpose, one fully paid, non-assessable share of Common Stock, par value $1.00 per share (the Common Stock), of the Company, at a cash purchase price of ELEVEN AND NO/100 DOLLARS ($11.00) per whole share (the Purchase Price), upon presentment to the Company of this Certificate duly completed and executed on the reverse side.

         The number of Warrants evidenced by this Certificate (and the number of shares that may be purchased upon exercise) and the Purchase Price are the number and Purchase Price as of January 22, 1999, based on the Common Stock of the Company as constituted at that date. The number of shares covered by this Certificate, and the exercise price, must be adjusted to take into account any stock dividend, stock split, stock reclassification or recapitalization of the Company occurring after the date of this Certificate and prior to the issuance of the Company's common stock under this Certificate.

         If this Certificate is exercised in part, the holder may receive upon surrender of this Certificate one or more certificates for the number of whole Warrants not exercised.

         No fractional share of Common Stock will be issued upon the exercise of the Warrants; a cash payment will be made in lieu of issuing a fractional share.

         No holder of this Certificate is entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or any other securities of the Company that may at any time be issuable on exercise of this Certificate, nor may this Certificate be construed to confer upon the holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise until the Warrant or Warrants evidenced by this Certificate have been exercised.

         WITNESS the signature of the proper officers of the Company and its corporate seal.

DATED AS OF JANUARY 22, 1999.                M/A/R/C INC.


Attest:


                                             /s/ Jack D. Wolf
                                             -------------------------------
/s/ Harold R. Curtis                         Jack D. Wolf, President
---------------------------
Harold R. Curtis, Secretary


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                                      SEAL


                                FORM OF EXERCISE

       (To be Executed by the Registered Holder if the Holder Desires to
                             Exercise the Warrants)

THE UNDERSIGNED __________________________________________ exercises the rights
                (Please Print Name of Registered Holder)

evidenced by this Warrant Certificate to acquire ______________________________
                                               (Number of Shares to be Acquired)

shares of the Common Stock of M/A/R/C Inc. under this Warrant Certificate and tenders the Purchase Price for the shares to M/A/R/C Inc.


Dated:                     , 19
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                                                 ------------------------------
                                                 Signature

Signature Guaranteed:


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                               FORM OF ASSIGNMENT

        (To be Executed by the Registered Holder if the Holder Desires to
                       Transfer the Warrant Certificate)




FOR VALUE RECEIVED _________________________________________ sells, assigns and
                   (Please Print Name of Registered Holder)

transfers to _________________________________________________________________
                        (Name and Address of Transferee)

________________________________________ warrants  evidenced  by  this  Warrant
 (Number of Warrants to be Transferred)

Certificate, and irrevocably constitutes and appoints _________________________
                                                      (Name of Transfer Agent)

attorney to transfer this Warrant Certificate on the books of M/A/R/C Inc., with full power of substitution.


Dated:                   , 19
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                                                  ------------------------------
                                                  Signature
Signature Guaranteed:


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